UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 11, 2014

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    Departure of Named Executive Officer. On July 11, 2014, Alastair A. Short delivered his resignation from his position as Senior Vice President, General Counsel and Secretary of the Company to be effective as of August 15, 2014. In connection with Mr. Short’s resignation, the Company and Mr. Short will enter into a Separation Agreement and General Release of Claims (the “Separation Agreement”). Under the Separation Agreement and subject to the terms and conditions set forth therein, Mr. Short will receive the following:

•	A lump-sum cash payment equal to the salary paid to Mr. Short during his period of employment in accordance with the Company’s executive severance policy;

•	Payment of Mr. Short’s COBRA premiums for continuation of health benefits for a period of twelve (12) months;

•	A midyear bonus payout in accordance with the Company’s fiscal year 2014 Bonus Plan; and

•	Accelerated vesting of the portion of Mr. Short’s restricted stock units that were scheduled to vest in November 2014.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Separation Agreement and General Release of All Claims between Alastair A. Short and the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: July 16, 2014	By:	/s/ BRAD FELLER
Brad Feller Chief Financial Officer